Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE			December 9, 2009

BUTLER NATIONAL CORPORATION ANNOUNCES SECOND QUARTER AND SIX MONTHS FISCAL YEAR 2010 FINANCIAL RESULTS AND CONFERENCE CALL

Sales Increased 9% To $4.4 Million For The Quarter;

Sales Increased 13% To $10.5 Million For The Six Months

Boot Hill Casino & Resort Is Scheduled To Open Mid December

OLATHE, KANSAS, December 9, 2009, - Butler National Corporation (OTC Bulletin Board BUKS), a leading manufacturer and provider of support systems for "Classic" commercial and military aircraft, announces its financial results for the second quarter and six months fiscal 2010 for the period ended October 31, 2009.  In conjunction with the release, the Company has scheduled a conference call Friday, December 11, 2009 at 9:00 AM Central Time.

What: Butler National Corporation Second Quarter Fiscal 2010 Financial Results Conference Call

When: Friday, December 11, 2009 - 9:00 AM Central Time

How: Live via phone by dialing 800-624-7038. Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.

Clark Stewart, President & CEO, Butler National Corp., will be leading the call and discussing results of the second quarter, the status of new and existing orders, gaming activities and an outlook on the balance of fiscal 2010.

Historical selected financial data related to all operations:
	Quarter Ended October 31			Six Months Ended October 31
	(In thousands except per share data)			(In thousands except per share data)

	2009	2008	2007	2009	2008	2007

Net Sales	$4,411	$4,056	$4,234	$10,479	$9,260	$8,941
Operating Income	113	(5)	335	814	651	745
Net Income	19	(46)	187	737	272	419
Total Assets	24,213	32,025	20,856	24,213	32,025	20,856
Long-term Obligations	5,210	6,174	2,528	5,210	6,174	2,528
Shareholders' Equity	13,956	12,462	11,067	13,956	12,462	11,067
New Product Research and Development Cost	463	297	801	958	917	1,373

Management Comments:

"This is an exciting time at Butler National. We are experiencing the results of many years of hard work. Boot Hill Casino and Resort (BHCR) will open this month in Dodge City, Kansas. We believe BHCR, along with our existing business segments, will continue to build shareholder value.

Our sales for the fiscal quarter-ended October 31, 2010, increased 9% to $4.4 million as compared to $4.1 million for the same period in fiscal 2009.  Net income increased to $19,000 as compared to a loss of $46,000 for the same period in fiscal 2009. We continue our efforts to improve the profitability in the delivery of high-value "Classic Aviation" products.

Revenue from Aircraft Modifications segment for the three months ending October 31, 2009, was $2.4 million, an increase of 5.9% from the three months ended October 31, 2008 with revenue of $2.3 million. The modifications segment had an operating loss of $14,000 in the three months ended October 31, 2009 compared to an operating profit of $15,000 in the three months ended October 31, 2008. The operating profit was reduced by our determination that our aircraft will be used in the business as long term assets resulting in additional depreciation expense of approximately $231,000.

Revenue from Avionics for the three months ended October 31, 2009, was $1.2 million, an increase of 169% from the three months ending October 31, 2008 with revenue of $435,000. The avionics segment had an operating profit of $141,000 in the three months ended October 31, 2009 compared to an operating loss of $45,000 in the three months ended October 31, 2008. Management expects increased revenue for the fuel system protection devices, when certified, like the TSD, GFI, and other classic aviation and defense products.

Revenue from Monitoring Services decreased from $559,000 for the three months ended October 31, 2008 to $373,000 for the three months ended October 31, 2009. During the three months ended October 31, 2009, we maintained a relatively level volume of long-term contracts with municipalities. We anticipate increases in revenue from additional lift station rehabilitations over the next three to four years. Revenue fluctuates due to the introduction of new products and services and the related installations of these types of products. Our contracts with our two largest customers have been renewed through fiscal 2010. An operating profit of $54,000 in Monitoring Services was recorded for the three months ended October 31, 2009, compared to a profit of $83,000 for the three months ended October 31, 2008, a decrease of 35%. The service business has maintained revenue stability over the past few years and we expect this to continue.

Operating profit from management services related to gaming decreased 35.5% from $289,000 for the three months ended October 31, 2008, to $187,000 for the three months ended October 31, 2009. Decreases in operating profit can be attributed to increased expenses towards gaming developments. Please see information about Boot Hill Casino and Resort at www.boothillcasino.com.

We expensed $463,000, 10% of our sales, on product development. We feel this expenditure for the design and development engineering, testing, and certification of new products may stabilize our long-term revenues and enhance our profits.

As of December 1, 2009, our backlog was approximately $11.0 million. The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year. This is consistent with the industry in which modifications services and related contracts may take several months and sometimes years to complete. There can be no assurance that all orders will be completed or that some may ever commence.

We remain well-positioned to grow and continue to increase revenue and income in the coming years. We continue into fiscal 2010 with the focus of serving our customers needs, growing our gaming business, and enhancing shareholder value," commented Clark D. Stewart, President and CEO.

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference. Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:

Craig D. Stewart, Investor Relations
Butler National Corporation
19920 W. 161st Street
Olathe, KS 66062
Ph (214) 498-7775
Fax (913) 780-5088

Jim Drewitz, Public Relations
jim@jdcreativeoptions.com
Ph (830) 669-2466

THE WORLDWIDE WEB:
Please review www.butlernational.com for pictures of our products and details about Butler National Corporation and its subsidiaries.